UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2025 (September 10, 2025)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the  registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement; Item 1.02. Termination of a Material Definitive Agreement

Termination of Securities Purchase Agreement

As previously disclosed on November 6, 2024, T1 Energy Inc. (f/k/a/ FREYR Battery, Inc.), a Delaware corporation (the “Company”) and Stellar Hann Investment Ltd. (f/k/a Trinaway Investment Second Ltd.), a British Virgin Islands company (“Stellar Hann”), entered into a securities purchase agreement (the “PIPE Agreement”), pursuant to which Stellar Hann agreed to subscribe for 14,050,000 shares of Common Stock of the Company, at a price of $1.05 per share. The Company also agreed to provide certain registration rights with respect to the shares issued pursuant to the PIPE Agreement.

On September 10, 2025, the Company and Stellar Hann entered into a termination letter agreement (the “Termination Letter”), pursuant to which each of the Company and Stellar Hann agreed that, effective as of September 10, 2025, the PIPE Agreement is terminated and of no further force or effect, and none of the Company nor Stellar Hann nor their respective affiliates, representatives, directors, officers, attorneys, agents, employees, shareholders, controlling persons or subsidiaries, shall have any further rights, duties, liabilities or obligations with respect to, or in connection with, the PIPE Agreement, except as provided in the Termination Letter.

In consideration for the termination of the PIPE Agreement, the Company agreed (i) to pay Stellar Hann $5 million of cash no later than ninety (90) days following the date of the Termination Letter and (ii) to issue 7,000,000 Penny Warrants (as defined below) to Stellar Hann concurrently with executing the Termination Letter on the terms of the Penny Warrants Agreement (as defined below).

For more information regarding the PIPE Agreement, please see the Company’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on November 6, 2024.

The foregoing description of the Termination Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.02 by reference.

Entry into Warrant Agreement

In connection with the Termination Letter, on September 10, 2025, the Company and Stellar Hann entered into a warrant agreement (the “Penny Warrant Agreement”), pursuant to which the Company agreed to issue to Stellar Hann warrants of the Company which are exercisable for up to 7,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Penny Warrants”), at a purchase price per share of $0.01 (the “Warrant Price”). Capitalized terms used in this section of this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Penny Warrant Agreement.

Pursuant to the terms of the Penny Warrant Agreement, the warrants shall be fully vested and exercisable, in whole or in part, as of March 10, 2026, which is six months from the Issuance Date, and shall expire on September 10, 2030, which is the fifth-year anniversary of the Issuance Date (the “Expiration Date”). The Penny Warrant Agreement entitles Stellar Hann to purchase shares of the Company’s Common Stock by either paying the Warrant Price (the “Cash Exercise”) or, in lieu of the Cash Exercise, by surrendering a number of warrants having a Fair Market Value equal to the aggregate Warrant Price, in accordance with the Penny Warrant Agreement. The Company also agreed to provide certain registration rights with respect to the Penny Warrants issued pursuant to the Penny Warrant Agreement.

The foregoing description of the Penny Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Penny Warrant Agreement. A copy of the Penny Warrant Agreement is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Letter, dated September 10, 2025, by and between T1 Energy Inc. and Stellar Hann Investment Ltd.*/++
10.2	Warrant Agreement, dated September 10, 2025, by and between T1 Energy Inc. and Stellar Hann Investment Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.
++	Certain personally identifiable information has been omitted from portions of this exhibit (indicated by “[***]”) pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: September 11, 2025

2